UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

ROADSHIPS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 North Tryon Street, City Center Suite 1600
Charlotte NC 28202
704-237-3194
www.roadships.us

Registrant’s telephone number, including area code: 704-237-3194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ROADSHIPS HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 3.02 Unregistered Sale of Securities
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures

Item 3.02   Unregistered Sale of Securities

As discussed in further detail in Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers, the newly appointed President of Roadships Holdings, Inc. will be given an additional 5,000,000 shares of restricted common stock of Roadships Holdings, Inc. to serve as President.

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers.

Appointment of Officers

On October 1, 2009, Michael Nugent stepped down as President of the Roadships Holdings, Inc. (the “Company”) and the Board of Directors (the "Board") of the Company appointed Mr. Robert Smith (“Mr. Smith”) as President of the Company and Mr. Patrick Greene (“Mr. Green”) as Chief Financial Officer, effective immediately.

Mr. Smith is a Director and Corporate Secretary of Nugent Engine Technologies, Inc., a 10-12G Blank Check Company; the co-Managing Member of Enterprise Creations LLC, a joint venture, and; the Managing Member of RKS Capital LLC, a business development solution provider. Mr. Smith has 20 plus cumulative years of management experience; 16 years at executive-level management; 12 plus years [hands-on] building start-ups and emerging companies; 10 years experience as a business development consultant. He holds extensive experience and success in strategic planning and management and capital acquisition (equity and private debt). Mr. Smith is a “nuts and bolts” business development professional with proven success working with development, start-up, emerging and growth companies in a variety of industries; with added emphasis on capital acquisition strategies and business plan development.

Mr. Green is a Director and Chief Financial Officer of Endeavour Logistics Pty Ltd, Endeavour represents the transport arm of Roadships Holdings Inc in Australia. Mr. Greene also serves as Operations Manager of Adbax Truckside Management Pty Ltd.  Mr. Greene completed his discipline in the automotive and marine industries in 1988, he also taught automotive trade students at a technical college (TAFE) in the 90’s. He spent 20 years in his industry as an employee and business operator.  He is a Director and company Secretary of Nugent Engine Technologies Pty Ltd.

Mr. Smith and Mr. Greene have not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Smith and Mr. Greene have not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Mr. Smith and Mr. Greene have not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

The Company discloses that there are no transactions during the last two years, or proposed transactions, to which the Company was or is a party, in which Mr. Smith or Mr. Greene had or is to have a direct or indirect material interest.

Mr. Smith will be given an additional 5,000,000 shares of restricted common stock of the Company’s Common Stock to serve as President.

Repositioning of Current Officers

On October 1, 2009, the Company repositioned current officers, in order to better reflect their duties more accurately, to the following:

Executive Officer                                           Current Title                                                                           New Title
Mr. Michael Nugent                              Chairman, President & CEO                     à                               Chairman & CEO
Mr. Robert Smith	Director, Corporate Secretary	à	Director, President & Corporate
                           Secretary
Patrick Greene	Executive Vice President	Executive Vice President & Chie
Financial

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 23, 2009                                         Roadships Holdings, Inc.

                                                                                      By: /s/ Michael Nugent
                                                                                      Michael Nugent
                                                                                      Chief Executive Officer

Date: November 23, 2009                                         Roadships Holdings, Inc.

                                                                                      By: /s/ Robert Smith
                                                                                      Robert Smith
                                                                                      Corporate Secretary